PRESS RELEASE



FOR IMMEDIATE RELEASE:                  CONTACT:

VALHI, INC.                             STEVEN L. WATSON
THREE LINCOLN CENTRE                    PRESIDENT
5430 LBJ FREEWAY                        (972) 233-1700
DALLAS, TEXAS 75240-2697





                    VALHI, INC. DECLARES QUARTERLY DIVIDEND


     DALLAS, TEXAS . . . February 11, 1999 . . . Valhi, Inc. (NYSE: VHI) announced today that its board of directors has declared a regular quarterly dividend of five cents ($0.05) per share on its common stock, payable on March 31, 1999 to stockholders of record at the close of business on March 17, 1999.

     Valhi, Inc. is engaged in the titanium dioxide pigments, component products (ergonomic computer support systems, precision ball bearing slides and locking systems), titanium metals products and waste management industries.

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